RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                  HOUSEHOLD FINANCE CORPORATION


     This Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with the provisions of Sections
242 and 245 of the General Corporation Law of the State of Delaware. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 21, 1925.


                            ARTICLE 1

     The name of the Corporation is Household Finance
Corporation.


                           ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 100 West Tenth Street, Wilmington, Delaware
19899.  The name of its registered agent at such address is The
Corporation Trust Company, in the county of New Castle.


                           ARTICLE III

     The nature of the business to be transacted or carried on and the objects and purposes to be promoted are lending money, acting as agent, broker, or otherwise in procuring money for loans, endorsing, guaranteeing the payment of, buying, selling and otherwise dealing in notes, open accounts, and all other evidences of debt, and engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                           ARTICLE IV

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock of the par value of $1.00 per share.


                            ARTICLE V

     In furtherance, and not in limitation, of the powers conferred by statue, the Board of Directors of the Corporation is expressly authorized to make, alter, amend and rescind the by-laws of the Corporation.
     IN WITNESS WHEREOF, said Household Finance Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by R.E. Bouma, its Senior Vice President and General Counsel, and attested by R.C. Roselli, its Assistant Secretary, this 24th day of June, 1981.


                                   HOUSEHOLD FINANCE CORPORATION


                                   By:   /s/ R. E. Bouma
                                         ----------------------
                                         Senior Vice President-
                                         General Counsel

Attest:


By:  /s/ R. C. Roselli
     -------------------
     Assistant Secretary

               CERTIFICATE OF CHANGE OF ADDRESS OF
            REGISTERED OFFICE AND OF REGISTERED AGENT
     PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE

To:  DEPARTMENT OF STATE
     Division of Corporations
     Townsend Building
     Federal Street
     Dover, Delaware 19903

     Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

1.   The name of the agent is:  The Corporation Trust Company

2.   The address of the old registered office was:

                    100 West Tenth Street
                    Wilmington, Delaware 19801

3. The address to which the registered office is to be changed is:

                    Corporation Trust Center
                    1209 Orange Street
                    Wilmington, Delaware 19801

     The new address will be effective on July 30, 1984.

4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

     IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant
Secretary this 25th day of July, 1984.

                            THE CORPORATION TRUST COMPANY
                              (Name of Registered Agent)

                            By:  /s/ Virginia Colwell
                                ---------------------
                                (Vice-President)
ATTEST:

/s/ NN
--------------------
(Assistant Secretary)
                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION


     Household Finance Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Restated Certificate of Incorporation, as heretofore amended, of said Corporation has been further amended by inserting the following as Article IV:

                           ARTICLE IV

     (A) The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is two thousand (2,000) shares, of which one thousand (1,000) shares shall be shares of Preferred Stock of no par value (hereinafter called "Preferred Stock") and one thousand (1,000) shares shall be shares of Common Stock of the par value of $1.00 per share.

     (B) The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment to the Corporation's Certificate of Incorporation if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this paragraph. The number of authorized shares of any such class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

     (C) The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

          (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

          (a)  the designation of and number of shares
     constituting such series;

          (b) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

          (c) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

          (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

          (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation or for any other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (f) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the Directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him;

          (g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

          (h) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

          (2) Except as otherwise required by law and except for such voting powers with respect to the election of Directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

     (D) No stockholder of this Corporation shall have any pre-emptive or preferential right of subscription to any shares of any stock of this Corporation, or to any obligations convertible into stock of this Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors of this Corporation in its discretion from time to time may determine, and the Board of Directors may issue stock of this Corporation, or obligations convertible into stock, without offering such issue of stock, either in whole or in part, to the stockholders of this Corporation. The acceptance of stock in this Corporation shall be a waiver of any such pre-emptive or preferential rights which in the absence of this provision might otherwise be asserted by stockholders of this Corporation or any of them.

     This Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not this Corporation shall have notice thereof, save as expressly provided by the laws of the State of Delaware.

     SECOND:   That the aforesaid amendment of the Restated
Certificate of Incorporation of said Corporation, set forth in Paragraph FIRST hereinabove, has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by W.D. Hendry, its President, and attested by R.C. Roselli, its Assistant Secretary, this 20th day of November, 1985.


                                   HOUSEHOLD FINANCE CORPORATION

                                   By:  /s/ W. D. Hendry
                                        ----------------
                                        President
Attest:

/s/ R. C. Roselli
-------------------
Assistant Secretary
                   CERTIFICATE OF DESIGNATIONS
                               OF
     EXCHANGEABLE MONEY MARKET CUMULATIVE PREFERREDTM STOCK,
                            SERIES A
                               OF
                  HOUSEHOLD FINANCE CORPORATION

                 Pursuant to Section 151 of the
        General Corporation Law of the State of Delaware


          HOUSEHOLD FINANCE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Finance Committee of the Board of Directors, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation which authorizes the issuance of up to 1,000 shares of preferred stock, without par value, and pursuant to authority conferred upon the Finance Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Article III, Section 6, of the By-Laws of the Corporation and by Section 141(f) of the General Corporation Law of the State of Delaware and by the resolutions of the Board of Directors set forth herein, by unanimous written consent of the Board of Directors dated December 16, 1985 and by unanimous written consent of the Finance Committee thereof dated December 17, 1985:

          1. The Board of Directors by unanimous written consent dated December 16, 1985 adopted the following resolution designating a series of preferred stock, without par value, of the Corporation (for purposes of paragraphs 1, 2 and 4 of this Certificate of Designations, such series is referred to as the "Preferred Stock"):

          "RESOLVED, that there is hereby designated a series of Preferred Stock, entitled 'Exchangeable Money Market Cumulative Preferred Stock, Series A (sometimes referred to herein as 'Preferred Stock'), such series to consist of 150 shares."

          2. The Board of Directors by unanimous written consent dated December 16, 1985, adopted the following resolution fixing the voting rights of the Preferred Stock:

          "RESOLVED, that the shares of the Preferred Stock shall have no voting powers, either general or special, except that:

          (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of preferred stock) which would adversely affect the preferences, powers, rights or privileges of the Preferred Stock; provided, however, that any increase or decrease in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares or issued shares of the Preferred Stock or any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect the preference, powers, rights or privileges of the Preferred Stock;

          (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Preferred Stock and all other series of preferred stock ranking on a parity with shares of the Preferred Stock, either as to dividends or upon liquidation, and which are granted in the Restated Certificate of Incorporation the right to vote together with the Preferred Stock as a single class on the matters set forth in this subparagraph (b), at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Preferred Stock and such other series of preferred stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issuance of any shares of any class of stock of the Corporation ranking prior to the shares of the Preferred Stock as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares;

          (c)  If at the time of any annual meeting of
     stockholders for the election of directors of the Corporation a default in preference dividends shall exist on the Preferred Stock or any series of preferred stock of the Corporation ranking on a parity with the Preferred Stock as to dividends or upon liquidation and which is granted in the Restated Certificate of Incorporation the right to vote together with the Preferred Stock as a single class on the election of directors (the Preferred Stock and the other preferred stock of all such series being referred to as the "Voting Parity Preferred Stock"), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Voting Parity Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of the Common Stock and any other class of capital stock that is not Voting Parity Preferred Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no preference dividends in arrears upon the Voting Parity Preferred Stock of any series, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any such termination of the right of the holders of shares of Voting Parity Preferred Stock as a class to vote for directors as herein provided, the term of office of each director then in office elected by such holders voting as a class (herein called a "Preferred Director") shall terminate immediately. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Voting Parity Preferred Stock, called for such purpose. So long as a default in any preference dividends on the Voting Parity Preferred Stock of any series shall exist (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by a person appointed by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by a person elected by the vote of the holders of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted or at any subsequent meeting. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever a default in preference dividends shall no longer exist, the term of office of the Preferred Directors shall end and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Voting Parity Preferred Stock of any series shall be deemed to have occurred whenever the amount of unpaid accrued dividends upon any series of Voting Parity Preferred Stock shall be equivalent to six quarterly dividends (which, with respect to the Preferred Stock and any other series of Voting Parity Preferred Stock, shall be deemed to be dividends in respect of a number of dividend periods containing not less than 540 days) or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Voting Parity Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period."

          3. The Board of Directors by unanimous written consent dated December 16, 1985, adopted the following resolution:

          "RESOLVED, that the issue of up to 150 shares of Exchangeable Money Market Cumulative Preferred Stock, Series A, without par value, of the Corporation is hereby authorized and the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 150 shares of such series, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, are hereby fixed as follows:

      Exchangeable Money Market Cumulative Preferred Stock,
                            Series A

                             PART I

          1. Number of Shares; Ranking. (a) The designation of the series of preferred stock without par value provided for herein shall be "Exchangeable Money Market Cumulative Preferred Stock, Series A" (hereinafter referred to as the "Series A MMP"), and the number of authorized shares constituting Series A MMP is
150.  No fractional shares of Series A MMP will be issued.

          (b) Any shares of Series A MMP which at any time have been redeemed by the Corporation shall, after such redemption, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

          (c) The shares of Series A MMP shall rank senior to or on a parity with shares of any other series of the Corporation's preferred stock as to dividends and upon liquidation and shall rank on a parity with shares of any other series of the Corporation's Exchangeable Money Market Cumulative Preferred Stock as to dividends and upon liquidation.

          2.   Dividends.  (a)  The Holders (as defined in
Section 7 of this Part I) shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate (as defined in subparagraph (c)(i) of this Section 2) per annum, determined as set forth below, and no more, payable on the respective dates set forth below.

          (b) (i) Dividends on shares of Series A MMP, at the Applicable Rate per annum, shall accrue from the Date of Original Issue (as defined in Section 7 of this Part I) and shall be payable commencing on such Tuesday as shall be specified for Series A MMP by resolutions duly adopted by the Board of Directors of the Corporation, and each succeeding seventh Tuesday thereafter, except that (X)(1) if such Tuesday is not a Business Day (as defined in Section 7 of this Part I), then on the first Business Day after such Tuesday that is immediately followed by a Business Day and is preceded by a Business Day that is the preceding Friday or a day after such Friday, or (2) if such Tuesday is a Business Day but the Wednesday following such Tuesday is not a Business Day, then (I) on the preceding Monday if such Monday and the preceding Friday are Business Days or (II) otherwise on the first Business Day after such Tuesday that is immediately followed by a Business Day and preceded by a Business Day that is such Friday or a day after such Friday, or (3) if such Tuesday and the Wednesday following such Tuesday are both Business Days but both the preceding Friday and Monday are not Business Days, then on the first Business Day after such Tuesday that is immediately followed by a Business Day and is preceded by a Business Day that is such Tuesday or a day after such Tuesday, or (Y) if such Tuesday is not a Business Day or both the Friday and Monday preceding such Tuesday are not Business Days and if the Securities Depository shall make available to its participants and members, in funds immediately available in The City of New York on each Dividend Payment Date, the amount due as dividends on each such Dividend Payment Date, and the Securities Depository shall have so advised the Auction Agent (as defined in Section 7 of this Part I) then on the first Business Day after such Tuesday that is preceded by a Business Day that is the preceding Friday or a day after such Friday; provided, however, that the Board of Directors of the Corporation, in the event of a change in law lengthening the minimum holding period (currently found in Section 246(c) of the Code (as defined in Section 7 of this Part I)) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of the Code), may adjust the period of time between Dividend Payment Dates so as, subject to clauses (X) and (Y), to adjust uniformly the number of days (such number of days without giving effect to such clauses (X) and (Y) being hereinafter referred to as "Dividend Period Days") in Dividend Periods (as defined in subparagraph (c)(i) of this Section 2) commencing after the date of such change in law to equal or exceed the then current minimum holding period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current minimum holding period and in no event shall exceed 98 days and that dividends shall continue to be payable, subject to clauses (X) and (Y), on Tuesdays (each date of payment of dividends being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation shall publish notice of such change in a newspaper of general circulation in The City of New York, New York, which carries financial news and shall mail notice of such change by first class mail, postage prepaid, to each Holder at such Holder's address as the same appears on the stock books of the Corporation.

          (ii) So long as no LIBOR Event (as defined in Section 7 of this Part I) has occurred, the Corporation shall pay to the Auction Agent not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. All such moneys shall be held in trust for the payment of such dividends by the Auction Agent for the benefit of the Holders specified in subparagraph (b)(iii) of this Section 2.

          (iii) Each dividend shall be paid to the Holders as their names appear on the stock books of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if such dividend shall have been determined under the proviso in subparagraph (c)(i) of this
Section 2, such dividend shall be paid to the Holders as their names appear on the stock books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the stock books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

          (c) (i) The dividend rate on shares of Series A MMP during the period from and after the Date of Original Issue to and including the Initial Dividend Payment Date (the "Initial Dividend Period") shall be the rate per annum as shall be approved for Series A MMP by resolutions duly adopted by the Board of Directors of the Corporation. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of Series A MMP for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Periods"; and the Initial Dividend Period or any Subsequent Dividend Period being hereinafter referred to as a "Dividend Period" and collectively as "Dividend Periods") thereafter, which Subsequent Dividend Periods shall commence on the day that is the last day of the preceding Dividend Period and shall end on and include the next succeeding Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures (as defined in Section 7 of this Part I); provided, however, that if a LIBOR Event shall have occurred prior to the first day of such Subsequent Dividend Period, the dividend rate for such Subsequent Dividend Period shall be a rate per annum equal to 150% of LIBOR (as defined in Section 7 of this Part I) (the rate per annum at which dividends are payable on shares of Series A MMP for any Dividend Period being herein referred to as the "Applicable Rate").

          (ii) The amount of dividends per share payable on shares of Series A MMP for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in such Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which shall be 360 and applying the rate obtained against $500,000 per share of Series A MMP.

          (d) (i) No full dividends shall be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to Series A MMP for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on shares of Series A MMP for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series A MMP and any other series of preferred stock ranking on a parity as to dividends with Series A MMP, all dividends declared upon shares of Series A MMP and any other series of preferred stock ranking on a parity as to dividends with Series A MMP shall be declared pro rata so that the amount of dividends declared per share on Series A MMP and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series A MMP and such other series of preferred stock bear to each other. Holders of shares of Series A MMP shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on Series A MMP. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A MMP which may be in arrears.

          (ii) So long as any shares of Series A MMP are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock or any other stock ranking junior to Series A MMP as to dividends and upon liquidation and other than as provided in subparagraph (d)(i) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock of the Corporation ranking junior to or on a parity with Series A MMP as to dividends or upon liquidation, nor shall any common stock or any other stock of the Corporation ranking junior to or on a parity with Series A MMP as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series A MMP as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series A MMP shall have been paid for all past Dividend Periods.

          (iii) Any dividend payment made on shares of Series A
MMP shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of Series A MMP.

          3. Redemption. (a)(i)(A) The shares of Series A MMP may be redeemed, at the option of the Corporation, as a whole or from time to time in part, on the second Business Day next preceding any Dividend Payment Date at a redemption price of:

          (I) $515,000 per share if redeemed during the twelve months ending on the first anniversary of the Date of Original issue;

          (II) $510,000 per share if redeemed during the twelve months ending on the second anniversary of the Date of Original Issue;

          (III) $505,000 per share if redeemed during the twelve months ending on the third anniversary of the Date of Original Issue; and

          (IV) $500,000 per share if redeemed thereafter;

plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

          (B) If fewer than all of the outstanding shares of Series A MMP are to be redeemed pursuant to this subparagraph
(a)(i), the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (with adjustments to avoid redemption of fractional shares).

          (ii) The shares of Series A MMP may be redeemed, at the option of the Corporation, as a whole but not in part, on any Dividend Payment Date at a redemption price of $500,000 per share, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the "AA" Composite Commercial Paper Rate (as defined in Section 7 of this Part I) on the date of determination of such Applicable Rate.

          (b) If the Corporation shall redeem shares of Series A MMP pursuant to paragraph (a) of this Section 3, notice of such redemption shall be mailed by first class mail, postage prepaid, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock books of the Corporation. Such notice shall be so mailed not less than 30 nor more than 45 days prior to the date fixed for redemption. Each such notice shall state: (i) the redemption date, (ii) the number of shares of Series A MMP to be redeemed, (iii) the redemption price, (iv) the place or places where certificates for such shares of Series A MMP are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares held by any Holder are to be redeemed, the notice mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.

          (c) Notwithstanding the foregoing provisions of paragraph (a) of this Section 3, if any dividends on shares of Series A MMP are in arrears, no shares of Series A MMP shall be redeemed unless all outstanding shares of Series A MMP are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Series A MMP; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A MMP pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A MMP.

          (d) If notice of redemption has been given under paragraph (b) of this Section 3, from and after the redemption date for the shares of Series A MMP called for redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares so called for redemption) dividends on the shares of Series A MMP so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (property endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), the redemption price set forth above shall be paid by the Auction Agent to the Holders of the shares of Series A MMP subject to redemption. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

          (e) So long as no LIBOR Event has occurred, the Corporation shall pay the applicable Redemption Deposit Amount (as defined in Section 7 of this Part I) to the Auction Agent, in funds available on the next Business Day in The City of New York, New York, on the Business Day next preceding any redemption date for disbursement to Holders as appropriate. All such moneys shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

          4. Exchange. (a) The shares of Series A MMP are exchangeable in whole at the sole option of the Corporation on any Dividend Payment Date on or after the second anniversary of the Date of Original Issue for the Corporation's Senior Subordinated Money Market NotesTM (the "MMNsTM"), to be issued pursuant to the Indenture (as defined in Section 7 of this Part
I); provided, however, that shares of Series A MMP may not be so exchanged unless (i) notice thereof shall have been given as set forth in paragraph (d) of this Section 4, (ii) at no time prior to the Exchange Date, including after the Corporation gives notice of its intention to exchange as set forth in paragraph (d) of this Section 4, has a LIBOR Event occurred and (iii) S&P and Moody's shall have provided ratings for MMNs of such series on the Exchange Date; provided further, however, if (A) (x) either S&P or Moody's shall not make such a rating available or (y) neither S&P nor Moody's shall make such a rating available, and
(B) the Corporation shall have advised the trustee under the Indenture of the occurrence of (x) or (y) of clause (A) of this
Section 4(a), then, in the case of subclause (x) of clause (A) of this Section 4(a), a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or, in the case of subclause
(y) of clause (A) of this Section 4(a), two nationally recognized statistical rating organizations, selected by Shearson Lehman Brothers Inc. or its successor and approved by the Corporation, shall have provided a rating or ratings, as the case may be, for MMNs of such series on the Exchange Date. The MMNs of such series shall have such designation, shall mature, bear interest and have such other terms as set forth in the Indenture.

          (b) Holders of outstanding shares of Series A MMP will be entitled to receive $500,000 principal amount of the MMNs for each share of Series A MMP held by them on the Exchange Date.

          (c) At the time of the exchange pursuant to paragraph
(a) of this Section 4, the shares of MMP of such series shall cease to accrue dividends, such shares of MMP shall no longer be deemed outstanding, the rights of the Holders of shares of Series A MMP as stockholders of the Corporation shall cease (except the right to receive accrued and unpaid dividends to the Exchange
Date), and the person or persons entitled to receive the MMNs issuable upon exchange shall be treated for all purposes as the registered holder or holders of such MMNs.

          (d) If the Corporation shall exchange shares of Series A MMP pursuant to paragraph (a) of this Section 4, notice of such exchange (A) shall be published or caused to be published by the Corporation in a newspaper of general circulation in The City of New York, New York, which carries financial news, at least 10 days prior to both (i) the Dividend Payment Date preceding the Exchange Date and (ii) the Exchange Date and (B) shall be mailed to the Holders of Series A MMP and the trustee under the Indenture at least 10 days prior to both (i) the Dividend Payment Date preceding the Exchange Date and (ii) the Exchange Date.
Each such notice shall state: (i) the Exchange Date, (ii) the number of shares of Series A MMP to be exchanged, (iii) the exchange price, (iv) the place or places where certificates for such shares of Series A MMP are to be surrendered for payment of the exchange price and (v) that dividends on the shares to be exchanged will cease to accrue on the Exchange Date.

          5. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the Corporation, the Holders of the shares of Series A MMP shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other class of stock ranking junior to Series A MMP upon liquidation, the amount of $500,000 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

          (b) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

          (c) After the payment to the Holders of the shares of Series A MMP of the full preferential amounts provided for in this Section 5, the Holders of Series A MMP as such shall have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event the assets of the Corporation available for distribution to the Holders of shares of Series A MMP upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 5, no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of Series A MMP upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series A MMP, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          (e) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with the shares of Series A MMP upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the shares of Series A MMP as provided in this Section 5, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of Series A MMP upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the shares of Series A MMP shall not be entitled to share therein.

          6. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

          (a) prior to the shares of Series A MMP, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the Holders of shares of Series A MMP;

          (b) on a parity with shares of Series A MMP, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series A MMP, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the Holders of shares of Series A MMP; and

          (c) junior to shares of Series A MMP, either as to dividends or upon liquidation, if such class shall be common stock or if the Holders of shares of Series A MMP shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

          7. Definitions. As used in Parts I and II hereof, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          (a) "'AA' Composite Commercial Paper Rate," on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business of the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in the first proviso of the second sentence of paragraph (b) of
     Section 2 of this Part I, then (i) if the Dividend Period Days after such adjustment shall be 70 or more days but fewer than 85 days, such rate shall be based on the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (ii) if the Dividend Period Days after such adjustment shall be 85 or more days but 98 or fewer days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

          (b) "Applicable Rate" shall have the meaning specified in subparagraph (c)(i) of Section 2 of this Part I.

          (c) "Auction" shall mean each periodic implementation of the Auction Procedures.

          (d) "Auction Agent" shall mean the bank or trust company or other entity appointed as such by a resolution of the Board of Directors of the Corporation.

          (e) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

          (f) "Board of Directors of the Corporation" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof.

          (g) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

          (h) "Code" shall mean the Internal Revenue Code of
     1954, as amended.

          (i) "Commercial Paper Dealers" shall mean Goldman, Sachs & Co., Lehman Commercial Paper Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc or, in lieu of any thereof, their respective affiliates or successors, provided that any such entity is a commercial paper dealer.

          (j) "Date of Original Issue" shall mean the date on which the Corporation initially issues shares of Series A
     MMP.

          (k) "Dividend Payment Date" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part
     I.

          (l) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in subparagraph (c)(i) of
     Section 2 of this Part I.

          (m) "Dividend Period Days" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part
     I.

          (n) "Exchange Date" shall mean the date on which the Corporation exchanges shares of Series A MMP for MMNs of any series pursuant to Section 4 of this Part I.

          (o) "Holder" shall mean the holder of shares of Series
     A MMP as the same appears on the stock books of the Corporation.

          (p) "Indenture" shall mean the indenture dated as of December 1, 1985 between the Corporation and Manufacturers
     Hanover Trust Company, as Trustee.

          (q) "Initial Dividend Payment Date" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part I.

          (r) "Initial Dividend Period" shall have the meaning specified in subparagraph (c)(i) of Section 2 of this Part
     I.

          (s) "LIBOR" shall mean for any Dividend Period the arithmetic average (rounded to the next higher 1/16 of 1%), computed by the Corporation, of the respective rates per annum quoted by each of the Reference Banks at which United States dollar deposits for a two-month in the amount of U.S. $10,000,000 are offered by such Reference Banks to leading banks in the London interbank market at approximately 11:00 A.M. (London time) on the first day of such Dividend Period, or if such day is not a day on which dealings in United States dollars are transacted in the London interbank market, then on the next preceding day on which such dealings are transacted in such market. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any such Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. If the Board of Directors of the Corporation shall make the adjustment referred to in the first proviso of the second sentence of paragraph (b) of Section 2 of this Part I, then (i) if the Dividend Period Days after such adjustment shall be 70 or more days but fewer than 85 days, LIBOR shall be based on the arithmetic average (rounded to the next higher 1/16 of 1%) of the rates per annum quoted for such United States dollar deposits for two- and three-month periods, and (ii) if the Dividend Period Days after such adjustment shall be 85 or more days but 98 or fewer days, such rate shall be based on the rates per annum quoted for such United States dollar deposits for a three-month period.

          (t) "LIBOR Event" shall mean the first failure by the Corporation to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of Series A MMP or (B) on the Business Day next preceding any redemption date in funds available on such redemption date in The City of New York, New York, the redemption price to be paid on such redemption date of any share of Series A MMP after notice of redemption is given pursuant to paragraph (b) of Section 3 of this Part I.

          (u) "Moody's" shall mean Moody's Investors Service,
     Inc., a Delaware corporation, and its successors.

          (v) "Redemption Deposit Amount" shall mean the product of (i) the number of outstanding shares of Series A MMP to be redeemed times (ii) an amount equal to the applicable redemption price, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

          (w) "Reference Bank" shall mean the principal London offices of Bankers Trust Company, The Bank of Tokyo, Ltd.,
     Barclays Bank PLC and National Westminster Bank PLC, or their respective successors.

          (x) "Series A MMP" shall mean the series of the preferred stock, without par value, of the Corporation designated at its "Exchangeable Money Market Cumulative
     PreferredTM Stock, Series A."

          (y) "S&P" shall mean Standard & Poor's Corporation, a
     New York corporation, and its successors.

          (z) "Subsequent Dividend Period" and "Subsequent
     Dividend Periods" shall have the respective meanings specified in subparagraph (c)(i) of Section 2 of this Part
     I.

          (aa) "Substitute Commercial Paper Dealer" shall mean The First Boston Corporation or Morgan Stanley & Co. Incorporated, or their respective affiliates or successors, if such dealer or its affiliate or successor is a commercial paper dealer; provided that neither such dealer nor any of its affiliates shall be a Commercial Paper Dealer.

          (bb) "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank (National Association), Deutsche Bank Aktiengesellschaft, Morgan Guaranty Trust Company of New York or Swiss Bank Corporation, or their respective successors, or, if none of such Substitute Reference Banks are engaged in dealings in United States dollars in the London interbank market, then a bank or banks, selected by the Corporation, engaged in dealings in United States dollars in the London interbank market.


                             PART II


          1. Certain Definitions. Capitalized terms not defined in this Section 1 shall have the respective meanings specified in
Part I hereof. As used in this Part II, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "'AA' Rate Multiple," on any Auction Date, shall mean the percentage determined as set forth below based on the prevailing rating of Series A MMP in effect at the close of business on the Business Day immediately preceding such Auction Date:

          Prevailing Rating             Percentage

          AA/aa or Above..........           110%
          A/a.....................           120%
          BBB/baa.................           130%
          Below BBB/baa...........           150%

     For purposes of this definition, the "prevailing rating" of Series A MMP shall be (i) AA/aa or Above if Series A MMP has a rating of AA- or better by S&P or aa3 or better by Moody's, or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then a/a if Series A MMP has a rating of A-or better and lower than AA- by S&P or a3 or better and lower than aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa if Series A MMP has a rating of BBB- or better and lower than A- by S&P or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for Series A MMP. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Shearson Lehman Brothers Inc. or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be, and the Corporation shall take all reasonable action to enable such rating agency or rating agencies to provide a rating or ratings for the Series A MMP.

          (b) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation.

          (c) "Agent Member" shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

          (d) "Auction Date" shall mean the Business Day next preceding the first day of a Dividend Period.

          (e) "Available Series A MMP" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

          (f) "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

          (g) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 2 of this
     Part II.

          (h) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this Part II, that is a member of, or a participant in, the Securities Depository, has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

          (i) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

          (j) "Existing Holder," when used with respect to shares of Series A MMP, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such shares of Series A MMP in the records of the Auction
     Agent.

          (k) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

          (l) "Maximum Rate," on any Auction Date, shall mean the product of the "AA" Composite Commercial Paper Rate times the "AA" Rate Multiple.

          (m) "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this
     Part II.

          (n) "Outstanding" shall mean, as of any date, shares of Series A MMP theretofore issued by the Corporation except, without duplication, (i) any shares of Series A MMP theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (ii) any shares of Series A MMP as to which the Corporation or any Affiliate thereof (other than a Broker-Dealer Affiliate) shall be an Existing Holder and (iii) any shares of Series A MMP represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

          (o) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

          (p) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of Series A MMP (or, in the case of an Existing Holder, additional shares of Series A MMP).

          (q) "Purchaser's Letter" shall mean a letter, the form of which is attached hereto, addressed to the Corporation, the Auction Agent, a Broker-Dealer and an Agent Member in which a Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and/or to sell shares of Series A MMP as set forth in this Part II.

          (r) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Series A MMP.

          (s) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

          (t) "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

          (u) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

          (v) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph
     (a) of Section 4 of this Part II.

          (w) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of
     Section 4 of this Part II.

          (x) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph
     (a) of Section 4 of this Part II.

          (y) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

          (z) "Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

          2.   Orders by Existing Holders and Potential Holders.
(a) On or prior to the Submission Deadline on each Auction Date:

          (i) each Existing Holder may submit to a Broker-Dealer information as to:

               (A) the number of Outstanding shares, if any, of Series A MMP held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

               (B) the number of Outstanding shares, if any, of Series A MMP which such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

               (C) the number of Outstanding shares, if any, of Series A MMP held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

          (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, on such lists to determine the number of shares, if any, of Series A MMP which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

          (b) (i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

               (A) the number of Outstanding shares of Series A
          MMP specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

               (B) such number or a lesser number of Outstanding shares of Series A MMP to be determined as set forth in clause (iv) of paragraph (a) of Section 5 of this Part II if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

               (C) a lesser number of Outstanding shares of Series A MMP to be determined as set forth in clause
          (iii) of paragraph (b) of Section 5 of this Part II if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

               (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (A) the number of Outstanding shares of Series A
          MMP specified in such Sell Order; or

               (B) such number or a lesser number of Outstanding shares of Series A MMP as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if Sufficient Clearing Bids do not exist.

               (iii) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

               (A) the number of Outstanding shares of Series A
          MMP specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

               (B) such number or a lesser number of Outstanding shares of Series A MMP as set forth in clause (v) of paragraph (a) of Section 5 of this Part II if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

          3. Submission of Orders by Broker-Dealers to Auction Agent. (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each Order:

               (i) the name of the Bidder placing such Order;

               (ii) the aggregate number of shares of Series A
     MMP that are the subject of such Order;

               (iii) to the extent that such Bidder is an Existing Holder:

                    (A) the number of shares, if any, of Series A
          MMP subject to any Hold Order placed by such Existing
          Holder;

                    (B) the number of shares, if any, of Series A
          MMP subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                    (C) the number of shares, if any, of Series A
          MMP subject to any Sell Order placed by such Existing
          Holder; and

               (iv) to the extent such Bidder is a Potential
     Holder, the rate and number of shares specified in such Potential Holder's Bid.

          (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction
Agent shall round such rate up to the next highest one thousandth
(.001) of 1%.

          (c) If an Order or Orders covering all of the Outstanding shares of Series A MMP held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Series A MMP held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

          (d) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Series A MMP held by any Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

               (i) all Hold Orders shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of Series A MMP held by such Existing Holder, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Hold Orders, if the number of shares of Series A MMP subject to such Hold Orders exceeds the number of Outstanding shares of Series A MMP held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of Series A MMP held by such Existing Holder;

               (ii) (A) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of Series A MMP held by such Existing Holder over the number of shares of Series A MMP subject to any Hold Orders referred to in clause (i) above;

                    (B) subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of Series A MMP subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Bids with the same rate, the number of shares of Series A MMP subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of Series A MMP equal to such excess;

                    (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                    (D) in any such event, the number, if any, of such Outstanding shares of Series A MMP subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

               (iii) all Sell Orders shall be considered valid up to and including the excess of the number of Outstanding shares of Series A MMP held by such Existing Holder over the sum of shares of Series A MMP subject to Hold Orders referred to in clause (i) above and valid Bids by such Existing Holder referred to in clause (ii) above.

          (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

          4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. (a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

          (i) the excess of the total number of Outstanding shares of Series A MMP over the number of Outstanding shares of Series A MMP that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Series A MMP");

          (ii) from the Submitted Orders whether:

               (A) the number of Outstanding shares of Series A
     MMP that are the subject of Submitted Bids by Potential
     Holders specifying one or more rates equal to or lower than the Maximum Rate;

     exceeds or is equal to the sum of:

               (B) the number of Outstanding shares of Series A
     MMP that are the subject of Submitted Bids by Existing
     Holders specifying one or more rates higher than the Maximum
     Rate; and

               (C) the number of Outstanding shares of Series A
     MMP that are subject to Submitted Sell Orders

     (in the event of such excess or such equality (other than because the number of shares of Series A MMP in subclauses
     (B) and (C) above is zero because all of the Outstanding shares of Series A MMP are the subject of Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

          (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid
     Rate") which if:

               (A)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of Series A MMP that are the subject of such Submitted Bids; and

               (B)(I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other Submitted
     Bids from Potential Holders specifying lower rates were accepted,

     would result in such Existing Holders described in subclause
     (A) above continuing to hold an aggregate number of Outstanding shares of Series A MMP which, when added to the number of Outstanding shares of Series A MMP to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Series A MMP.

          (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Corporation of the "AA" Composite Commercial Paper Rate and the Maximum Rate on the Auction Date and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

               (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

               (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Series A MMP are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Rate; or

               (iii) if all of the Outstanding shares of Series A MMP are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the "AA" Composite Commercial Paper Rate.

          5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the shares of Series A MMP that are the subject of Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

          (a) If Sufficient Clearing Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) the Submitted Sell Orders of Existing Holders shall be accepted and Existing Holders' Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of Series A MMP that are the subject of such Submitted Sell Orders or Submitted Bids;

               (ii) Existing Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Series A MMP that are the subject of such Submitted Bids;

               (iii) Potential Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted;

               (iv) each Existing Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of Series A MMP that are the subject of such Submitted Bid, unless the number of Outstanding shares of Series A MMP subject to all such Submitted Bids shall be greater than the number of shares of Series A MMP ("remaining shares") equal to the excess of the Available Series A MMP over the number of shares of Series A MMP subject to Submitted Bids described in clauses (ii) and
     (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be accepted in part, and such Existing Holder shall be required to sell shares of Series A MMP subject to such Submitted Bid, but only in an amount equal to the difference between (A) the number of Outstanding shares of Series A MMP then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of Series A MMP obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding shares of Series A MMP held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Series A MMP subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (v) each Potential Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of Series A MMP obtained by multiplying the difference between the Available Series A MMP and the number of shares of Series A MMP subject to Submitted Bids described in clauses (ii), (iii) and (iv) of this paragraph
     (a) by a fraction the numerator of which shall be the number of Outstanding shares of Series A MMP subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Series A MMP subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

          (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Series A MMP are the subject of Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 5, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to hold the shares of Series A MMP that are the subject of such Submitted Bids;

               (ii) Potential Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

               (iii) each Existing Holder's Submitted Bid specifying any rate that is higher than the Maximum Rate and the Submitted Sell Order of each Existing Holder shall be accepted, but in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Series A MMP then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of Series A MMP obtained by multiplying the difference between the Available Series A MMP and the aggregate number of shares of Series A MMP subject to Submitted bids described in clauses (i) and (ii) of this paragraph (b) by a fraction the numerator of which shall be the number of Outstanding shares of Series A MMP held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of Series A MMP subject to all such Submitted Bids and Submitted Sell Orders.

          (c) If all of the Outstanding shares of Series A MMP are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

          (d) If, as a result of the procedures described in paragraph (a) or (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series A MMP on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of Series A MMP to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Series A MMP.

          (e) If, as a result of the procedures described in paragraph (a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of Series A MMP on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of Series A MMP are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of Series A MMP on such Auction Date.

          (f) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of shares of Series A MMP to be purchased and the aggregate number of shares of Series A MMP to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Series A MMP.

          6. Miscellaneous. (a) The Board of Directors of the Corporation may interpret the provisions of this Part II to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the Auction Procedures provided for herein, and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors of the Corporation may, in appropriate circumstances, authorize the filing of a Certificate of Correction.

          (b) As long as no LIBOR Event has occurred, an Existing Holder (i) may sell, transfer or otherwise dispose of shares of Series A MMP only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (ii) shall have the ownership of the shares of Series A MMP held by it maintained in book entry form by the Securities Depository for the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

          (c) Neither the Corporation or any affiliate thereof may submit an Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Corporation may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of Series A MMP for its own account, it must submit a Sell Order in the next Auction with respect to such shares.

          (d) Commencing with the first day of the first Dividend Period for which the Applicable Rate is determined by the formula of 150% of LIBOR, as set forth in subparagraph (c)(i) of Section 2 of Part I hereof, the Corporation or a designee thereof, at the option of the Corporation, may perform any of the functions to be performed by the Auction Agent set forth herein."

          4. The Board of Directors by unanimous written consent dated December 16, 1985 adopted the following resolution authorizing the Finance Committee to act on behalf of the Board of Directors in connection with the issuance of the Preferred
Stock:

          "RESOLVED, that the Finance Committee be and hereby is authorized and empowered with full power and authority to act on behalf and in the stead of the Board of Directors in connection with the issuance of the Preferred Stock as herein designated and to fix the initial dividend rate, the initial dividend payment date, the price at which the Preferred Stock will be sold by the Corporation, and to declare dividends payable on the Preferred Stock."

          5. The Finance Committee of the Board of Directors, by unanimous written consent dated December 17, 1985, pursuant to the authority conferred upon the Finance Committee as set forth above, adopted the following resolution:

          "RESOLVED, that the Exchangeable Money Market
Cumulative Preferred Stock, Series A (the 'Series A MMP') shall bear the following terms:

          (a) The dividend rate during the Initial Dividend
     Period shall be equal to 6.25% per annum.

          (b) The Initial Dividend Payment Date shall be
     February 11, 1986, subject to the exceptions set forth in subparagraph (b)(i) of Section 2 of Part I of the resolution of the Board of Directors of the Corporation adopted by unanimous written consent dated December 16, 1985.

          (c) The underwriting discounts and commissions in respect of the public offering of the Series A MMP shall be equal to $7,500 per share.

          (d) All other terms and provisions of the Series A MMP shall be as set forth in the resolutions adopted by the Board of Directors of the Corporation by unanimous written consent dated December 16, 1985."

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by S.M. Herman, its Vice President-General Counsel, and attested by R.C. Roselli, its Asst. Secretary, this 17th day of December, 1985.

                         HOUSEHOLD FINANCE CORPORATION

                         By:  /s/ S. M. Herman
                         ------------------------------
                         Title:  Vice President-General
                                 Counsel

[Corporate seal]

ATTEST:

/s/ R. C. Roselli
---------------------------
Title:  Assistant Secretary

                       PURCHASER'S LETTER
                           Relating to
    EXCHANGEABLE MONEY MARKET CUMULATIVE PREFERRED(TM) STOCK
                               or
           SENIOR SUBORDINATED MONEY MARKET NOTES(TM)
                               of
                  HOUSEHOLD FINANCE CORPORATION

Household Finance Corporation
The Auction Agent
A Broker-Dealer
An Agent Member
c/o Manufacturers Hanover Trust Company
40 Wall Street
New York, New York  10015
Dear Sirs:
     1. We may from time to time offer to purchase, purchase, offer to sell/ and/or sell shares of Exchangeable Money Market Cumulative Preferred Stock or Senior Subordinated Money Market Notes (together with any other shares of preferred stock or notes of Household Finance Corporation (the "Corporation") whose dividend or interest rate, except in certain limited circumstances, results from the periodic implementation of certain auction procedures, the "MMP(TM)" or the MMNs(TM)", as the case may be) of one or more series, issued by the Corporation, as described in a prospectus relating to the MMP or MMNs, including the Appendices thereto, as supplemented by a prospectus supplement relating to any such series of MMP or MMNs (together the "Prospectus"). We agree that this letter shall apply to such purchases, sales, and offers and to MMP and MMNs owned by us. We understand that the dividend rate on MMP or interest rate on MMNs may be based from time to time on the results of Auctions as set forth in the Prospectus.
     2. We agree that any Bid or Sell Order placed by us shall constitute an irrevocable offer by us to purchase or sell the MMP or MMNs subject to such Bid or Sell Order at a price equal to $500,000 per share in the case of MMP and at a price equal to the principal amount thereof in the case of MMNs, as set forth in the Prospectus, and that if we fail to place a Bid or Sell Order with respect to MMP or MMNs owned by us with a Broker-Dealer on any Auction Date or a Broker-Dealer to which we communicate a Bid or Sell Order fails to submit such Bid or Sell Order to the Auction Agent, we shall be deemed to have placed a Hold Order with respect to such MMP or MMNs as described in the Prospectus. We authorize any Broker-Dealer that submits a Bid or Sell Order as our agent in Auctions to execute contracts for the sale of MMP or MMNs covered by such Bid or Sell Order.
     3. We agree that (x) with respect to the MMP of any series, so long as the Corporation has not failed to pay in a timely manner to the Auction Agent the full amount of any dividend for MMP of such series or the redemption price of any shares of MMP of such series called for redemption and (y) with respect to the MMNs of any series, so long as no Payment Default or Event of Default has occurred, dispositions of MMNs of such series can be made only in denominations of $500,000 or an integral multiple thereof and we will sell, transfer or otherwise dispose of any shares of MMP or MMNs of such series held by us from time to time only pursuant to a Bid or Sell Order placed in an Auction, to or through a Broker-Dealer or to a person that has signed and delivered to the Auction Agent a letter substantially in the form of this letter, provided that in the case of all transfers other than pursuant to Auctions we or our Broker-Dealer or our Agent Member shall advise the Auction Agent of such transfer. We understand that a restrictive legend will be placed on certificates and stop-transfer instructions will be issued to the transfer agent and the MMNs Registrar, all as set forth in the Prospectus.
     4. Our Agent Member of the Securities Depository, now DTC, currently is ________________________________________.
     5.  We agree that so long as an event described in clause
(x) or (y) of Paragraph 3 of this letter shall not have occurred, ownership of MMP or MMNs of such series affected thereby, as the case may be, will be maintained in book entry form by the Securities Depository for the account of our Agent Member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our Agent Member to disclose to the Auction Agent such information concerning our beneficial ownership of MMP and MMNs of such series as the Auction Agent shall request.
     6. We acknowledge that partial deliveries of MMP and MMNs purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.
     7. Our personnel authorized to place Orders with Broker-Dealers for the purposes set forth in the Prospectus in Auctions currently is/are ___________ telephone number (___)____________.
     8. This letter is not a commitment by us to purchase any shares of MMP or MMNs.
     9. This letter supersedes any version of this letter delivered by us and dated earlier than the date hereof.
     Terms used in this letter, unless otherwise defined, shall have the meanings set forth in the Prospectus.

                              --------------------------------
                                   (Name of Purchaser)

                              By:  ___________________________
                              Printed Name:  _________________
                              Title:  ________________________
                              Mailing Address of Purchaser:
                              ________________________________

Date:  ______________________

                   CERTIFICATE OF DESIGNATIONS
                               OF
     EXCHANGEABLE MONEY MARKET CUMULATIVE PREFERRED TM STOCK
                            SERIES B
                               OF
                  HOUSEHOLD FINANCE CORPORATION

                 Pursuant to Section 151 of the
        General Corporation Law of the State of Delaware

          HOUSEHOLD FINANCE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Finance Committee of the Board of Directors, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation which authorizes the issuance of up to 1,000 shares of preferred stock, without par value, and pursuant to authority conferred upon the Finance Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Article III, Section 6, of the By-Laws of the Corporation and by Section 141(f) of the General Corporation Law of the State of Delaware and by the resolutions of the Board of Directors set forth herein, by unanimous written consent of the Board of Directors dated May 19, 1986 and by unanimous written consent of the Finance Committee thereof dated May 19, 1986:

          1. The Board of Directors by unanimous written consent dated May 19, 1986 adopted the following resolution designating a series of preferred stock, without par value, of the Corporation (For purposes of paragraphs 1 and 2 of this Certificate of Designations, such series is referred to as the "Preferred Stock"):

          "RESOLVED, that there is hereby designated a series of Preferred Stock, entitled 'Exchangeable Money Market Cumulative Preferred Stock, Series B' (sometimes referred to herein as the 'Preferred Stock'), such series to consist of 150 shares."

          2. The Board of Directors by unanimous written consent dated May 19, 1986, adopted the following resolution fixing the voting rights of the Preferred Stock:

          "RESOLVED, that the shares of the Preferred Stock shall have no voting powers, either general or special, except that:

          (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of preferred stock) which would adversely affect the preferences, powers, rights or privileges of the Preferred Stock; provided, however, that any increase or decrease in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares or issued shares of the Preferred Stock or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect the preference, powers, rights or privileges of the Preferred Stock;

          (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Preferred Stock, the preferred stock of the Corporation designated as 'Exchangeable Money Market Cumulative Preferred Stock, Series A' (the 'Series A MMP') and all other series of preferred stock ranking on a parity with shares of the Preferred Stock, either as to dividends or upon liquidation, and which are granted in the Restated Certificate of Incorporation the right to vote together with the Preferred Stock as a single class on the matters set forth in this subparagraph (b), at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Preferred Stock, the Series A MMP and such other series of preferred stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issuance of any shares of any class of stock of the Corporation ranking prior to the shares of the Preferred Stock as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares;

          (c)  If at the time of any annual meeting of
     stockholders for the election of directors of the Corporation a default in preference dividends shall exist on the Preferred Stock, the Series A MMP or any series of preferred stock of the Corporation ranking on a parity with the Preferred Stock as to dividends or upon liquidation and which is granted in the Restated Certificate of Incorporation the right to vote together with the Preferred Stock as a single class on the election of directors (the Preferred Stock, the Series A MMP and the other preferred stock of all such series being referred to as the 'Voting Parity Preferred Stock'), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Voting Parity Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of the Common Stock and any other class of capital stock that is not Voting Parity Preferred Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no preference dividends in arrears upon the Voting Parity Preferred Stock of any series, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any such termination of the right of the holders of shares of Voting Parity Preferred Stock as a class to vote for directors as herein provided, the term of office of each director then in office elected by such holders voting as a class (herein called a 'Preferred Director') shall terminate immediately. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Voting Parity Preferred Stock, called for such purpose. So long as a default in any preference dividends on the Voting Parity Preferred Stock of any series shall exist (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by a person appointed by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by a person elected by the vote of the holders of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted or at any subsequent meeting. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever a default in preference dividends shall no longer exist, the term of office of the Preferred Directors shall end and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a 'default in preference dividends' on the Voting Parity Preferred Stock of any series shall be deemed to have occurred whenever the amount of unpaid accrued dividends upon any series of Voting Parity Preferred Stock shall be equivalent to six quarterly dividends (which, with respect to the Preferred Stock and any other series of Voting Parity Preferred Stock, shall be deemed to be dividends in respect of a number of dividend periods containing not less than 540 days) or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Voting Parity Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period;

          (d) For purposes of the second resolution of Exhibit A adopted by the Board of Directors of the Corporation by unanimous written consent dated December 16, 1985 (which is included in Section 2 of the Certificate of Designations filed by the Corporation with the Secretary of State of the State of Delaware on December 18, 1985), the Preferred Stock is a series of preferred stock ranking on a parity with the shares of the Series A MMP, as to dividends and upon liquidation, and which is granted in the Restated Certificate of Incorporation (i) the right to vote together with the Series A MMP as a single class on the matters set forth in subparagraph (b) of such resolution and (ii) the right to vote together with the Series A MMP as a single class on the election of directors as set forth in subparagraph (c) of such resolution."

          3. The Board of Directors by unanimous written consent dated May 19, 1986, adopted the following resolution:

          "RESOLVED, that the issue of up to 150 shares of Exchangeable Money Market Cumulative Preferred Stock, Series B, without par value, of the Corporation is hereby authorized and the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 150 shares of such series, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, are hereby fixed as follows:

      Exchangeable Money Market Cumulative Preferred Stock,
                            Series B

                             PART I

          1.   Number of Shares; Ranking.

          (a) The designation of the series of preferred stock without par value provided for herein shall be "Exchangeable Money Market Cumulative Preferred Stock, Series B" (hereinafter referred to as the "Series B MMP"), and the number of authorized shares constituting Series B MMP is
     150.  No fractional shares of Series B MMP will be issued.

          (b) Any shares of Series B MMP which at any time have been redeemed by the Corporation shall, after such redemption, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

          (c) The shares of Series B MMP shall rank senior to or on a parity with shares of any other series of the Corporation's preferred stock as to dividends and upon liquidation and shall rank on a parity with shares of any other series of the Corporation's Exchangeable Money Market Cumulative Preferred Stock as to dividends and upon liquidation.

          2.   Dividends.

          (a)  The Holders (as defined in Section 7 of this Part
     I) shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate (as defined in subparagraph (c)(i) of this Section 2) per annum, determined as set forth below, and no more, payable on the respective dates set forth below.

          (b) (i) Dividends on shares of Series B MMP, at the Applicable Rate per annum, shall accrue from the Date of Original Issue (as defined in Section 7 of this Part
          I) and shall be payable commencing on such Tuesday as shall be specified for Series B MMP by resolutions duly adopted by the Board of Directors of the Corporation, and each succeeding seventh Tuesday thereafter, except that (X) (1) if such Tuesday is not a Business Day (as defined in Section 7 of this Part I), then on the first Business Day after such Tuesday that is immediately followed by a Business Day and is preceded by a Business Day that is the preceding Friday or a day after such Friday, or (2) if such Tuesday is a Business Day but the Wednesday following such Tuesday is not a Business Day, then (I) on the preceding Monday if such Monday and the preceding Friday are Business Days or
          (II) otherwise on the first Business Day after such Tuesday that is immediately followed by a Business Day and preceded by a Business Day that is such Friday or a day after such Friday, or (3) if such Tuesday and the Wednesday following such Tuesday are both Business Days but both the preceding Friday and Monday are not Business Days, then on the first Business Day after such Tuesday that is immediately followed by a Business Day and is preceded by a Business Day that is such Tuesday or a day after such Tuesday, or (Y) if such Tuesday is not a Business Day or both the Friday and Monday preceding such Tuesday are not Business Days and if the Securities Depository shall make available to its participants and members, in funds immediately available in The City of New York on each Dividend Payment Date, the amount due as dividends on each such Dividend Payment Date, and the Securities Depository shall have so advised the Auction Agent (as defined in Section 7 of this Part I) then on the first Business Day after such Tuesday that is preceded by a Business Day that is the preceding Friday or a day after such Friday; provided, however, that the Board of Directors of the Corporation, in the event of a change in law lengthening the minimum holding period (currently found in Section 246(c) of the Code (as defined in Section 7 of this Part I)) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of the Code), may adjust the period of time between Dividend Payment Dates so as, subject to clauses (X) and (Y), to adjust uniformly the number of days (such number of days without giving effect to such clauses (X) and (Y) being hereinafter referred to as "Dividend Period Days") in Dividend Periods (as defined in subparagraph (c)(i) of this Section 2) commencing after the date of such change in law to equal or exceed the then current minimum holding period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current minimum holding period and in no event shall exceed 98 days and that dividends shall continue to be payable, subject to clauses (X) and (Y), on Tuesdays (each date of payment of dividends being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date being herein referred to as the "Initial Dividend Payment Date"). Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation shall publish notice of such change in a newspaper of general circulation in The City of New York, New York, which carries financial news and shall mail notice of such change by first class mail, postage prepaid, to each Holder at such Holder's address as the same appears on the stock books of the Corporation.

              (ii) So long as no LIBOR Event (as defined in Section 7 of this Part I) has occurred, the Corporation shall pay to the Auction Agent not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date, an aggregate amount of funds available on the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. All such moneys shall be held in trust for the payment of such dividends by the Auction Agent for the benefit of the Holders specified in subparagraph
          (b)(iii) of this Section 2.

             (iii) Each dividend shall be paid to the Holders as their names appear on the stock books of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if such dividend shall have been determined under the proviso in subparagraph (c)(i) of this Section 2, such dividend shall be paid to the Holders as their names appear on the stock books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the stock books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

          (c) (i) The dividend rate on shares of Series B MMP during the period from and after the Date of Original Issue to and including the Initial Dividend Payment Date (the "Initial Dividend Period") shall be the rate per annum as shall be approved for Series B MMP by resolutions duly adopted by the Board of Directors of the Corporation. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of Series B MMP for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Periods"; and the Initial Dividend Period or any Subsequent Dividend Period being hereinafter referred to as a "Dividend Period" and collectively as "Dividend Periods") thereafter, which Subsequent Dividend Periods shall commence on the day that is the last day of the preceding Dividend Period and shall end on and include the next succeeding Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures (as defined in Section 7 of this Part I); provided, however, that if a LIBOR Event shall have occurred prior to the first day of such Subsequent Dividend Period, the dividend rate for such Subsequent Dividend Period shall be a rate per annum equal to 150% of LIBOR (as defined in Section 7 of this Part I) (the rate per annum at which dividends are payable on shares of Series B MMP for any Dividend Period being herein referred to as the "Applicable Rate").

              (ii) The amount of dividends per share payable on shares of Series B MMP for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in such Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which shall be 360 and applying the rate obtained against $500,000 per share of Series B MMP.

          (d) (i) No full dividends shall be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to Series B MMP for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on shares of Series B MMP for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series B MMP and any other series of preferred stock ranking on a parity as to dividends with Series B MMP, all dividends declared upon shares of Series B MMP and any other series of preferred stock ranking on a parity as to dividends with Series B MMP shall be declared pro rata so that the amount of dividends declared per share on Series B MMP and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series B MMP and such other series of preferred stock bear to each other. Holders of shares of Series B MMP shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on Series B MMP. No interest, or sum or money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B MMP which may be in arrears.

              (ii) So long as any shares of Series B MMP are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock or any other stock ranking junior to Series B MMP as to dividends and upon liquidation and other than as provided in subparagraph (d)(i) of this
          Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock of the Corporation ranking junior to or on a parity with Series B MMP as to dividends or upon liquidation, nor shall any common stock or any other stock of the Corporation ranking junior to or on a parity with Series B MMP as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series B MMP as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of Series B MMP shall have been paid for all past Dividend Periods.

             (iii)  Any dividend payment made on shares of Series
          B MMP shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of Series B MMP.

          3.   Redemption.

               (a)(i)(A) The shares of Series B MMP may be redeemed, at the option of the Corporation, as a whole or from time to time in part, on the second Business Day next preceding any Dividend Payment Date at a redemption price of:

                         (I)  $515,000 per share if redeemed
                    during the twelve months ending on the first anniversary of the Date of Original Issue;

                        (II)  $510,000 per share if redeemed
                    during the twelve months ending on the second anniversary of the Date of Original Issue;

                       (III)  $505,000 per share if redeemed
                    during the twelve months ending on the third anniversary of the Date of Original Issue;
                    and

                        (IV)  $500,000 per share if redeemed
                    thereafter;

               plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

                    (B)  If fewer than all of the outstanding
               shares of Series B MMP are to be redeemed pursuant to this subparagraph (a)(i), the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and such shares shall be redeemed pro rata from the Holders in proportion to the number of such shares held by such Holders (with adjustments to avoid redemption of fractional shares).

              (ii) The shares of Series B MMP may be redeemed, at the option of the Corporation, as a whole but not in part, on any Dividend Payment Date at a redemption price of $500,000 per share, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the "AA" Composite Commercial Paper Rate (as defined in Section 7 of this Part I) on the date of determination of such Applicable Rate.

          (b) If the Corporation shall redeem shares of Series B MMP pursuant to paragraph (a) of this Section 3, notice of such redemption shall be mailed by first class mail, postage prepaid, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock books of the Corporation. Such notice shall be so mailed not less than 30 nor more than 45 days prior to the date fixed for redemption. Each such notice shall state: (i) the redemption date, (ii) the number of shares of Series B MMP to be redeemed, (iii) the redemption price, (iv) the place or places where certificates for such shares of Series B MMP are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares held by any Holder are to be redeemed, the notice mailed to such Holder shall also specify the number of shares to be redeemed from such Holder.

          (c) Notwithstanding the foregoing provisions of paragraph (a) of this Section 3, if any dividends on shares of Series B MMP are in arrears, no shares of Series B MMP shall be redeemed unless all outstanding shares of Series B MMP are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Series B MMP; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series B MMP pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B MMP.

          (d) If notice of redemption has been given under paragraph (b) of this Section 3, from and after the redemption date for the shares of Series B MMP called for redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares so called for redemption) dividends on the shares of Series B MMP so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), the redemption price set forth above shall be paid by the Auction Agent to the Holders of the shares of Series B MMP subject to redemption. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

          (e) So long as no LIBOR Event has occurred, the Corporation shall pay the applicable Redemption Deposit Amount (as defined in Section 7 of this Part I) to the Auction Agent, in funds available on the next Business Day in The City of New York, New York, on the Business Day next preceding any redemption date for disbursement to Holders as appropriate. All such moneys shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

          4.   Exchange.

          (a) The shares of Series B MMP are exchangeable in whole at the sole option of the Corporation on any Dividend Payment Date on or after the second anniversary of the Date of Original Issue for the Corporation's Senior Subordinated Money Market Notes TM (the "MMNs TM"), to be issued pursuant to the Indenture (as defined in Section 7 of this Part I); provided, however, that shares of Series B MMP may not be so exchanged unless (i) notice thereof shall have been given as set forth in paragraph (d) of this Section 4, (ii) at no time prior to the Exchange Date, including after thee Corporation gives notice of its intention to exchange as set forth in paragraph (d) of this Section 4, has a LIBOR Event occurred and (iii) S&P and Moody's shall have provided ratings for MMNs of such series on the Exchange Date; provided further, however, if (A) (x) either S&P or Moody's shall not make such a rating available or (y) neither S&P nor Moody's shall make such a rating available, and (B) the Corporation shall have advised the trustee under the Indenture of the occurrence of (x) or (y) of clause (A) of this Section 4(a), then, in the case of subclause (x) of clause (A) of this Section 4(a), a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or, in the case of subclause (y) of clause (A) of this Section 4(a), two nationally recognized statistical rating organizations, selected by Shearson Lehman Brothers Inc. or its successor and approved by the Corporation, shall have provided a rating or ratings, as the case may be, for MMNs of such series on the Exchange Date. The MMNs of such series shall have such designation, shall mature, bear interest and have such other terms as set forth in the Indenture.

          (b) Holders of outstanding shares of Series B MMP will be entitled to receive $500,000 principal amount of the MMNs for each share of Series B MMP held by them on the Exchange
     Date.

          (c)  At the time of the exchange pursuant to paragraph
     (a) of this Section 4, the shares of Series B MMP shall cease to accrue dividends, such shares of Series B MMP shall no longer be deemed outstanding, the rights of the Holders of shares of Series B MMP as stockholders of the Corporation shall cease (except the right to receive accrued and unpaid dividends to the Exchange Date), and the person or persons entitled to receive the MMNs issuable upon exchange shall be treated for all purposes as the registered holder or holders of such MMNs.

          (d) If the Corporation shall exchange shares of Series B MMP pursuant to paragraph (a) of this Section 4, notice of such exchange (A) shall be published or caused to be published by the Corporation in a newspaper of general circulation in The City of New York, New York, which carries financial news, at least 10 days prior to both (i) the Dividend Payment Date preceding the Exchange Date and (ii) the Exchange Date and (B) shall be mailed to the Holders of Series B MMP and the trustee under the Indenture at least 10 days prior to both (i) the Dividend Payment Date preceding the Exchange Date and (ii) the Exchange Date. Each such notice shall state: (i) the Exchange Date, (ii) the number of shares of Series B MMP to be exchanged, (iii) the exchange price, (iv) the place or places where certificates for such shares of Series B MMP are to be surrendered for payment of the exchange price and (v) that dividends on the shares to be exchanged will cease to accrue on the Exchange Date.

          5.   Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding up of the Corporation, the Holders of the shares of Series B MMP shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other class of stock ranking junior to Series B MMP upon liquidation, the amount of $500,000 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

          (b) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

          (c) After the payment to the Holders of the shares of Series B MMP of the full preferential amounts provided for in this Section 5, the Holders of Series B MMP as such shall have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event the assets of the Corporation available for distribution to the Holders of shares of Series B MMP upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this
     Section 5, no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of Series B MMP upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series B MMP, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          (e) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with the shares of Series B MMP upon liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the shares of Series B MMP as provided in this Section 5, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of Series B MMP upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the shares of Series B MMP shall not be entitled to share therein.

          6. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

          (a) prior to the shares of Series B MMP, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the Holders of shares of Series B MMP;

          (b) on a parity with shares of Series B MMP, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series B MMP, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the Holders of shares of Series B MMP; and

          (c) junior to shares of Series B MMP, either as to dividends or upon liquidation, if such class shall be common stock or if the Holders of shares of Series B MMP shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

          7.   Definitions.   As used in Parts I and II hereof,
the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          (a) "'AA' Composite Commercial Paper Rate," on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business of the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in the first proviso of the first sentence of paragraph (b) of
     Section 2 of this Part I, then (i) if the Dividend Period Days after such adjustment shall be 70 or more days but fewer than 85 days, such rate shall be based on the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (ii) if the Dividend Period Days after such adjustment shall be 85 or more days but 98 or fewer days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis(a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

          (b) "Applicable Rate" shall have the meaning specified in subparagraph (c)(i) of Section 2 of this Part I.

          (c) "Auction" shall mean each periodic implementation of the Auction Procedures.

          (d) "Auction Agent" shall mean the bank or trust company or other entity appointed as such by a resolution of the Board of Directors of the Corporation.

          (e) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

          (f) "Board of Directors of the Corporation" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof.

          (g) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

          (h)  "Code" shall mean the Internal Revenue Code of
     1954, as amended.

          (i) "Commercial Paper Dealers" shall mean Goldman, Sachs & Co., Lehman Commercial Paper Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc. or, in lieu of any thereof, their respective affiliates or successors, provided that any such entity is a commercial paper dealer.

          (j) "Date of Original Issue" shall mean the date on which the Corporation initially issues shares of Series B
     MMP.

          (k) "Dividend Payment Date" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part
     I.

          (l) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in subparagraph
     (c)(i) of Section 2 of this Part I.

          (m) "Dividend Period Days" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part
     I.

          (n) "Exchange Date" shall mean the date on which the Corporation exchanges shares of Series B MMP for MMNs of any series pursuant to Section 4 of this Part I.

          (o)  "Holder" shall mean the holder of shares of Series
     B MMP as the same appears on the stock books of the Corporation.

          (p) "Indenture" shall mean the indenture dated as of December 1, 1985 between the Corporation and Manufacturers
     Hanover Trust Company, as Trustee.

          (q) "Initial Dividend Payment Date" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part I.

          (r) "Initial Dividend Period" shall have the meaning specified in subparagraph (c)(i) of Section 2 of this Part
     I.

          (s) "LIBOR" shall mean for any Divided Period the arithmetic average (rounded to the next higher 1/16 of 1%), computed by the Corporation, of the respective rates per annum quoted by each of the Reference Banks at which United States dollar deposits for a two-month period in the amount of U.S. $10,000,000 are offered by such Reference Banks to leading banks in the London interbank market at approximately 11:00 A.M. (London time) on the first day of such Dividend Period, or if such day is not a day on which dealings in United States dollars are transacted in the London interbank market, then on the next preceding day on which such dealings are transacted in such market. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any such Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. If the Board of Directors of the Corporation shall make the adjustment referred to in the first proviso of the first sentence of paragraph (b) of Section 2 of this Part I, then (i) if the Dividend Period Days after such adjustment shall be 70 or more days but fewer than 85 days, LIBOR shall be based on the arithmetic average (rounded to the next higher 1/16 of 1%) of the rates per annum quoted for such United States dollar deposits for two- and three-month periods, and (ii) if the Dividend Period Days after such adjustment shall be 85 or more days but 98 or fewer days, such rate shall be based on the rates per annum quoted for such United States dollar deposits for a three-month period.

          (t) "LIBOR Event" shall mean the first failure by the Corporation to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of Series B MMP or (B) on the Business Day next preceding any redemption date in funds available on such redemption date in The City of New York, New York, the redemption price to be paid on such redemption date of any share of Series B MMP after notice of redemption is given pursuant to paragraph (b) of Section 3 of this Part I.

          (u)  "Moody's" shall mean Moody's Investors Services,
     Inc., a Delaware corporation, and its successors.

          (v) "Redemption Deposit Amount" shall mean the product of (i) the number of outstanding shares of Series B MMP to be redeemed times (ii) an amount equal to the applicable redemption price, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) to the date fixed for redemption.

          (w) "Reference Bank" shall mean the principal London offices of Bankers Trust Company, The Bank of Tokyo, Ltd.,
     Barclays Bank PLC and National Westminster Bank PLC, or their respective successors.

          (x) "Series B MMP" shall mean the series of the preferred stock, without par value, of the Corporation designated as its "Exchangeable Money Market Cumulative
     Preferred TM Stock, Series B."

          (y)  "S&P" shall mean Standard & Poor's Corporation, a
     New York corporation, and its successors.

          (z)  "Subsequent Dividend Period" and "Subsequent
     Dividend Periods" shall have the respective meanings specified in subparagraph (c)(i) of Section 2 of this Part
     I.

          (aa) "Substitute Commercial Paper Dealer" shall mean The First Boston Corporation or Morgan Stanley & Co. Incorporated, or their respective affiliates or successors, if such dealer or its affiliate or successor is a commercial paper dealer; provided that neither such dealer nor any of its affiliates shall be a Commercial Paper Dealer.

          (bb) "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank (National Association), Deutsche Bank Aktiengesellschaft, Morgan Guaranty Trust Company of New York or Swiss Bank Corporation, or their respective successors, or, if none of such Substitute Reference Banks are engaged in dealings in United States dollars in the London interbank market, then a bank or banks, selected by the Corporation, engaged in dealings in United States dollars in the London interbank market.

                             PART II

          1.   Certain Definitions.     Capitalized terms not
defined in this Section 1 shall have the respective meanings specified in Part I hereof. As used in this Part II, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "'AA' Rate Multiple," on any Auction Date, shall mean the percentage determined as set forth below based on the prevailing rating of Series B MMP in effect at the close of business on the Business Day immediately preceding such Auction Date:

               Prevailing Rating        Percentage

               AA/aa or Above . . . . .     110%
               A/a  . . . . . . . . . .     120%
               BBB/baa  . . . . . . . .     130%
               Below BBB/baa  . . . . .     150%

     For purposes of this definition, the "prevailing rating" of Series B MMP shall be (i) AA/aa or Above if Series B MMP has a rating of AA- or better by S&P or aa3 or better by Moody's, or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a if Series B MMP has a rating of A-or better and lower than AA- by S&P or a3 or better and lower than aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa if Series B MMP has a rating of BBB- or better and lower than A- by S&P or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for Series B MMP. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Shearson Lehman Brothers Inc. or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be, and the Corporation shall take all reasonable action to enable such rating agency or rating agencies to provide a rating or ratings for the Series B MMP.

          (b) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation.

          (c) "Agent Member" shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

          (d) "Auction Date" shall mean the Business Day next preceding the first day of a Dividend Period.

          (e) "Available Series B MMP" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

          (f) "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 2 of this
     Part II.

          (g) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 2 of this
     Part II.

          (h) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this Part II, that is a member of, or a participant in, the Securities Depository, has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

          (i) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

          (j) "Existing Holder," when used with respect to shares of Series B MMP, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such shares of Series B MMP in the records of the Auction Agent.

          (k) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

          (l) "Maximum Rate," on any Auction Date, shall mean the product of the "AA" Composite Commercial Paper Rate times the "AA" Rate Multiple.

          (m) "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this
     Part II.

          (n) "Outstanding" shall mean, as of any date, shares of Series B MMP theretofore issued by the Corporation except, without duplication, (i) any shares of Series B MMP theretofore canceled or delivered to the Auction Agent for cancellation or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (ii) any shares of Series B MMP as to which the Corporation or any Affiliate thereof (other than a Broker-Dealer Affiliate) shall be an Existing Holder and (iii) any shares of Series B MMP represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

          (o) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

          (p) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of Series B MMP (or, in the case of an Existing Holder, additional shares of Series B MMP).

          (q) "Purchaser's Letter" shall mean a letter, the form of which is attached hereto, addressed to the Corporation, the Auction Agent, a Broker-Dealer and an Agent Member in which a Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and/or to sell shares of Series B MMP as set forth in this Part II.

          (r) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Series B MMP.

          (s) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

          (t) "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

          (u) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of
     Section 4 of this Part II.

          (v) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph
     (a) of Section 4 of this Part II.

          (w) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of
     Section 4 of this Part II.

          (x) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph
     (a) of Section 4 of this Part II.

          (y) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

          (z) "Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

          2.   Orders by Existing Holders and Potential Holders.

          (a) On or prior to the Submission Deadline on each Auction Date:

               (i)  each Existing Holder may submit to a Broker-
          Dealer information as to:

                    (A)  the number of Outstanding shares, if
               any, of Series B MMP held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                    (B)  the number of Outstanding shares, if
               any, of Series B MMP which such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                    (C)  the number of Outstanding shares, if
               any, of Series B MMP held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

              (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, on such lists to determine the number of shares, if any, of Series B MMP which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall not be less that the rate per annum specified by such Potential Holder.

     For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B),
     (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause
     (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

          (b) (i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                    (A)  the number of Outstanding shares of
               Series B MMP specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

                    (B)  such number or a lesser number of
               Outstanding shares of Series B MMP to be determined as set forth in clause (iv) of paragraph (a) of Section 5 of this Part II if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

                    (C) a lesser number of Outstanding shares of Series B MMP to be determined as set forth in clause (iii) of paragraph (b) of Section 5 of this
               Part II if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

              (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                    (A)  the number of Outstanding shares of
               Series B MMP specified in such Sell Order; or

                    (B)  such number or a lesser number of
               Outstanding shares of Series B MMP as set forth in clause (iii) of paragraph (b) of Section 5 of this
               Part II if Sufficient Clearing Bids do not exist.

              (iii) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                    (A)  the number of Outstanding shares of
               Series B MMP specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein;
               or

                    (B)  such number or a lesser number of
               Outstanding shares of Series B MMP as set forth in clause (v) of paragraph (a) of Section 5 of this
               Part II if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

          3.   Submission of Orders by Broker-Dealers to Auction
Agent.

          (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each Order:

               (i)  the name of the Bidder placing such Order;

              (ii)  the aggregate number of shares of Series B
          MMP that are the subject of such Order;

             (iii)  to the extent that such Bidder is an Existing
          Holder:

                    (A)  the number of shares, if any, of Series
               B MMP subject to any Hold Order placed by such Existing Holder;

                    (B)  the number of shares, if any, of Series
               B MMP subject to any Bid placed by such Existing
               Holder and the rate specified in such Bid; and

                    (C)  the number of shares, if any, of Series
               B MMP subject to any Sell Order placed by such Existing Holder; and

              (iv)  to the extent such Bidder is a Potential
          Holder, the rate and number of shares specified in such Potential Holder's Bid.

          (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

          (c) If an Order or Orders covering all of the Outstanding shares of Series B MMP held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of Series B MMP held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

          (d) If one or more Orders covering in the aggregate more than the number of Outstanding shares of Series B MMP held by any Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

               (i) all Hold Orders shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of Series B MMP held by such Existing Holder, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Hold Orders, if the number of shares of Series B MMP subject to such Hold Orders exceeds the number of Outstanding shares of Series B MMP held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of Series B MMP held by such Existing Holder;

               (ii) (A) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of Series B MMP held by such Existing Holder over the number of shares of Series B MMP subject to any Hold Orders referred to in clause (i) above;

                    (B)  subject to subclause (A), if more than
               one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of Series B MMP subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and, solely for purposes of allocating compensation among the Broker-Dealers submitting Bids with the same rate, the number of shares of Series B MMP subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of Series B MMP equal to such excess;

                    (C)  subject to subclause (A), if more than
               one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                    (D)  in any such event, the number, if any,
               of such Outstanding shares of Series B MMP subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

             (iii) all Sell Orders shall be considered valid up to and including the excess of the number of Outstanding shares of Series B MMP held by such Existing Holder over the sum of shares of Series B MMP subject to Hold Orders referred to in clause (i) above and valid Bids by such Existing Holder referred to in clause (ii) above.

          (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

          4.   Determination of Sufficient Clearing Bids, Winning
Bid Rate and Applicable Rate.

          (a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

               (i) the excess of the total number of Outstanding shares of Series B MMP over the number of Outstanding shares of Series B MMP that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Series B MMP");

              (ii)  from the Submitted Orders whether:

                    (A)  the number of Outstanding shares of
               Series B MMP that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

          exceeds or is equal to the sum of:

                    (B)  the number of Outstanding shares of
               Series B MMP that are the subject of Submitted
               Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

                    (C)  the number of Outstanding shares of
               Series B MMP that are subject to Submitted Sell
               Orders

          (in the event of such excess or such equality (other than because the number of shares of Series B MMP in subclauses (B) and (C) above is zero because all of the Outstanding shares of Series B MMP are the subject of Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

             (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid
          Rate") which if:

                    (A)(I)    each Submitted Bid from Existing
               Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of Series B MMP that are the subject of such Submitted Bids; and

                    (B)(I)    each Submitted Bid from Potential
               Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted,

          would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of Series B MMP which, when added to the number of Outstanding shares of Series B MMP to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Series B MMP.

          (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 4, the Auction Agent shall advise the Corporation of the "AA" Composite Commercial Paper Rate and the Maximum Rate on the Auction Date and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

               (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

              (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of Series B MMP are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Rate; or

             (iii) if all of the Outstanding shares of Series B MMP are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the "AA" Composite Commercial Paper Rate.

          5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the shares of Series B MMP that are the subject of Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

          (a) If Sufficient Clearing Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) the Submitted Sell Orders of Existing Holders shall be accepted and Existing Holders' Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of Series B MMP that are the subject of such Submitted Sell Orders or Submitted Bids;

              (ii) Existing Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Series B MMP that are the subject of such Submitted Bids;

             (iii) Potential Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted;

              (iv)  each Existing Holder's Submitted Bid
          specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of Series B MMP that are the subject of such Submitted Bid, unless the number of Outstanding shares of Series B MMP subject to all such Submitted Bids shall be greater than the number of shares of Series B MMP ("remaining shares") equal to the excess of the Available Series B MMP over the number of shares of Series B MMP subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be accepted in part, and such Existing Holder shall be required to sell shares of Series B MMP subject to such Submitted Bid, but only in an amount equal to the difference between (A) the number of Outstanding shares of Series B MMP then held by such Existing Holder subject to such Submitted Bid and (B) the number of shares of Series B MMP obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding shares of Series B MMP held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Series B MMP subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (v)  each Potential Holder's Submitted Bid
          specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of Series B MMP obtained by multiplying the difference between the Available Series B MMP and the number of shares of Series B MMP subject to Submitted Bids described in clauses (ii), (iii) and
          (iv) of this paragraph (a) by a fraction the numerator of which shall be the number of Outstanding shares of Series B MMP subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Series B MMP subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

          (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of Series B MMP are the subject of Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 5, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to hold the shares of Series B MMP that are the subject of such Submitted Bids;

              (ii) Potential Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum
          Rate shall be accepted; and

             (iii)  each Existing Holder's Submitted Bid
          specifying any rate that is higher than the Maximum Rate and the Submitted Sell Order of each Existing Holder shall be accepted, but in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of Series B MMP then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of Series B MMP obtained by multiplying the difference between the Available Series B MMP and the aggregate number of shares of Series B MMP subject to Submitted Bids described in clauses (i) and (ii) of this paragraph (b) by a fraction the numerator of which shall be the number of Outstanding shares of Series B MMP held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of Series B MMP subject to all such Submitted Bids and Submitted Sell Orders.

          (c) If all of the Outstanding shares of Series B MMP are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

          (d) If, as a result of the procedures described in paragraph (a) or (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series B MMP on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of Series B MMP to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Series B MMP.

          (e) If, as a result of the procedures described in paragraph (a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of Series B MMP on any Auction Date, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of Series B MMP are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of Series B MMP on such Auction Date.

          (f) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of shares of Series B MMP to be purchased and the aggregate number of shares of Series B MMP to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Series B MMP.

          6.   Miscellaneous.

          (a) The Board of Directors of the Corporation may interpret the provisions of this Part II to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the Auction Procedures provided for herein, and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors of the Corporation may, in appropriate circumstances, authorize the filing of a Certificate of Correction.

          (b) As long as no LIBOR Event has occurred, an Existing Holder (i) may sell, transfer or otherwise dispose of shares of Series B MMP only pursuant to a Bid or Sell Order in accordance with the procedures described in this
     Part II or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (ii) shall have the ownership of the shares of Series B MMP held by it maintained in book entry form by the Securities Depository for the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

          (c) Neither the Corporation nor any affiliate thereof may submit an Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Corporation may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of Series B MMP for its own account, it must submit a Sell Order in the next Auction with respect to such shares.

          (d)  Commencing with the first day of the first
     Dividend Period for which the Applicable Rate is determined by the formula of 150% of LIBOR, as set forth in subparagraph (c)(i) of Section 2 of Part I hereof, the Corporation or a designee thereof, at the option of the Corporation, may perform any of the functions to be performed by the Auction Agent set forth herein."

          4. The Board of Directors by unanimous written consent dated May 19, 1986 adopted the following resolution authorizing the Finance Committee to act on behalf of the Board of Directors in connection with the issuance of the Series B MMP:

          "RESOLVED, that the Finance Committee be and hereby is authorized and empowered with full power and authority to act on behalf and in the stead of the Board of Directors in connection with the issuance of the Series B MMP as herein designated and to fix the initial dividend rate, the initial dividend payment date, the price at which the Series B MMP will be sold by the Corporation, and to declare dividends payable on the Series B MMP."

          5. The Finance Committee of the Board of Directors, by unanimous written consent dated May 19, 1986, pursuant to the authority conferred upon the Finance Committee as set forth above, adopted the following resolution:

          "RESOLVED, that the Exchangeable Money Market
Cumulative Preferred Stock, Series B (the 'Series B MMP') shall bear the following terms:

          (a)  The dividend rate during the Initial Dividend
     Period shall be equal to 4.85% per annum.

          (b)  The Initial Dividend Payment Date shall be July
     15, 1986, subject to the exceptions set forth in subparagraph (b)(i) of Section 2 of Part I of the resolution of the Board of Directors of the Corporation adopted by unanimous written consent dated May 19, 1986.

          (c) The underwriting discounts and commissions in respect of the public offering of the Series B MMP shall be equal to $7,500 per share.

          (d) All other terms and provisions of the Series B MMP shall be as set forth in the resolutions adopted by the Board of Directors of the Corporation by unanimous written consent dated May 19, 1986."

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by S. M. Herman, its Vice President-General Counsel and attested by R. C. Roselli, its Assistant Secretary, this 20th day of May, 1986.

                              HOUSEHOLD FINANCE CORPORATION


                              By:  /s/ S. M. Herman
                              --------------------------------

                              Vice President - General Counsel


[Corporate seal]


ATTEST:


/s/ R. C. Roselli
-------------------
Assistant Secretary

                       PURCHASER'S LETTER
                           Relating to
     EXCHANGEABLE MONEY MARKET CUMULATIVE PREFERRED TM STOCK
                               or
            SENIOR SUBORDINATED MONEY MARKET NOTES TM
                               of
                  HOUSEHOLD FINANCE CORPORATION


Household Finance Corporation
The Auction Agent
A Broker-Dealer
An Agent Member
c/o Manufacturers Hanover Trust Company
40 Wall Street
New York, New York 10015

Dear Sirs:

     1. We may from time to time offer to purchase, purchase, offer to sell and/or sell shares of Exchangeable Money Market Cumulative Preferred Stock or Senior Subordinated Money Market Notes (together with any other shares of preferred stock or notes of Household Finance Corporation (the "Corporation") whose dividend or interest rate, except in certain limited circumstances, results from the periodic implementation of certain auction procedures, the "MMP(TM)" or the MMNs(TM)", as the case may be) of one or more series, issued by the Corporation, as described in a prospectus relating to the MMP or MMNs, including the Appendices thereto, as supplemented by a prospectus supplement relating to any such series of MMP or MMNs (together the "Prospectus"). We agree that this letter shall apply to such purchases, sales, and offers and to MMP and MMNs owned by us. We understand that the dividend rate on MMP or interest rate on MMNs may be based from time to time of the results of Auctions as set forth in the Prospectus.

     2. We agree that any Bid or Sell Order placed by us shall constitute an irrevocable offer by us to purchase or sell the MMP or MMNs subject to such Bid or Sell Order at a price equal to $500,000 per share in the case of MMP and at a price equal to the principal amount thereof in the case of MMNs, as set forth in the Prospectus, and that if we fail to place a Bid or Sell Order with respect to MMP or MMNs owned by us with a Broker-Dealer on any Auction Date or a Broker-Dealer to which we communicate a Bid or Sell Order fails to submit such Bid or Sell Order to the Auction Agent, we shall be deemed to have placed a Hold Order with respect to such MMP or MMNs as described in the Prospectus. We authorize any Broker-Dealer that submits a Bid or Sell Order as our agent in Auctions to execute contracts for the sale of MMP or MMNs covered by such Bid or Sell Order.

     3. We agree that (x) with respect to the MMP of any series, so long as the Corporation has not failed to pay in a timely manner to the Auction Agent the full amount of any dividend for MMP of such series or the redemption price of any shares of MMP of such series called for redemption and (y) with respect to the MMNs of any series, so long as no Payment Default or Event of Default has occurred, dispositions of MMNs of such series can be made only in denominations of $500,000 or an integral multiple thereof and we will sell, transfer or otherwise dispose of any shares of MMP or MMNs of such series held by us from time to time only pursuant to a Bid or Sell Order placed in an Auction, to or thorough a Broker-Dealer or to a person that has signed and delivered to the Auction Agent a letter substantially in the form of this letter, provided that in the case of all transfers other than pursuant to Auctions we or our Broker-Dealer or our Agent Member shall advise the Auction Agent of such transfer. We understand that a restrictive legend will be placed on certificates and stop-transfer instructions will be issued to the transfer agent and the MMNs Registrar, all as set forth in the Prospectus.

     4. Our Agent Member of the Securities Depository, now DTC, currently is ____________________________.

     5.   We agree, that, so long as an event described in clause
(x) or (y) of Paragraph 3 of this letter shall not have occurred, ownership of MMP or MMNs of such series affected thereby, as the case may be, will be maintained in book entry form by the Securities Depository for the account of our Agent Member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our Agent Member to disclose to the Auction Agent such information concerning our beneficial ownership of MMP and MMNs of such series as the Auction Agent shall request.

     6. We acknowledge that partial deliveries of MMP and MMNs purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

     7.   Our personnel authorized to place Orders with Broker-
Dealers for the purposes set forth in the Prospectus in Auctions currently is/are ______________, telephone number (___)_______.

     8. This letter is not a commitment by us to purchase any shares of MMP or MMNs.

     9. This letter supersedes any version of this letter delivered by us and dated earlier than the date hereof.

     Terms used in this letter, unless otherwise defined, shall have the meanings set forth in the Prospectus.


                              ____________________________
                                   (Name of Purchaser)

                              By:  ____________________________
                    Printed Name:  ____________________________
                           Title:  ____________________________
    Mailing Address of Purchaser:  ____________________________

Dated:  _____________________

                    CERTIFICATE OF AMENDMENT
                               TO
                  CERTIFICATES OF DESIGNATIONS
                               OF
     EXCHANGEABLE MONEY MARKET CUMULATIVE PREFERREDTM STOCK,
                      SERIES A AND SERIES B
                               OF
                  HOUSEHOLD FINANCE CORPORATION


     Household Finance Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:
     FIRST: That the Certificate of Designations for the Exchangeable Money Market Cumulative PreferredTM Stock, Series A, of said Corporation has been amended by inserting the following paragraph at the end of the definition of "'AA' Rate Multiple" appearing in Section 1 of Part II of the Certificate of
Designations:
          "Notwithstanding the above, the "'AA' Rate Multiple," on any Auction Date occurring on or after February 4, 1991, shall mean the percentage determined as set forth below based on the prevailing rating of Series A MMP in effect at the close of business on the Business Day immediately preceding such Auction Date:

          Prevailing Rating             Percentage

          A/A or Above.................    200%
          BBB/baa......................    225%
          Below BBB/baa................    250%

     For purposes of this definition, the "prevailing rating" of Series A MMP shall be (i) A/a or Above if Series A MMP has a rating of A- or better by S&P or a3 or better by Moody's, or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not A/a or Above, then BBB/baa if Series A MMP has a rating of BBB- or better and lower than A- by S&P or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iii) if not A/a or Above or BBB/baa, then Below BBB/baa. The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for Series A MMP. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Shearson Lehman Brothers Inc. or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as a substitute rating agency or substitute rating agencies, as the case may be, and the Corporation shall take all reasonable action to enable such rating agency or rating agencies to provide a rating or ratings for the Series A MMP."

     SECOND: That the Certificate of Designations for the Exchangeable Money Market Cumulative PreferredTM Stock, Series B, of said Corporation has been amended by inserting the following paragraph at the end of the definition of "'AA' Rate Multiple" appearing in Section 1 of Part II of the Certificate of
Designations:
          "Notwithstanding the above, the "'AA' Rate Multiple," on any Auction Date occurring on or after February 4, 1991, shall mean the percentage determined as set forth below based on the prevailing rating of Series B MMP in effect at the close of business on the Business Day immediately preceding such Auction Date:

          Prevailing Rating             Percentage

          A/A or Above.................    200%
          BBB/baa......................    225%
          Below BBB/baa................    250%

     For purposes of this definition, the "prevailing rating" of Series B MMP shall be (i) A/a or Above if Series B MMP has a rating of A- or better by S&P or a3 or better by Moody's, or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not A/a or Above, then BBB/baa if Series B MMP has a rating of BBB- or better and lower than A- by S&P or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iii) if not A/a or Above or BBB/baa, then Below BBB/baa. The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for Series B MMP. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Shearson Lehman Brothers Inc. or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as s substitute rating agency or substitute rating agencies, as the case may be, and the Corporation shall take all reasonable action to enable such rating agency or rating agencies to provide a rating or ratings for the Series B MMP."

     THIRD: That the aforesaid amendments of the Certificates of Designations for the Exchangeable Money Market Cumulative PreferredTM Stock, Series A and B of said Corporation, set forth in Paragraphs FIRST and SECOND hereinabove, have been approved by the Corporation's Board of Directors and duly adopted by written consent of said Corporation's stockholders required to give such consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and prompt written notice of the approval of the above amendment has been given to stockholders who did not consent in writing.
     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by
R. W. Mitchell, its Vice President and Treasurer, and R. C. Roselli, its Assistant Secretary, this 1st day of February, 1991.

                                   HOUSEHOLD FINANCE CORPORATION
[SEAL]
                                   By:  /s/ R. W. Mitchell
                                      ----------------------------
                                      Vice President and Treasurer
Attest:

/s/ R. C. Roselli
-------------------
Assistant Secretary
                  HOUSEHOLD FINANCE CORPORATION

                  CERTIFICATE OF DESIGNATIONS,
                     PREFERENCES AND RIGHTS

        7-1/4% CUMULATIVE PREFERRED STOCK, SERIES 1992-A

    Pursuant to Section 151(g) of the General Corporation Law
                    of the State of Delaware



     HOUSEHOLD FINANCE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation which authorizes the issuance of up to 1,000 shares of preferred stock, without par value:

     "RESOLVED, that a new series of preferred stock of the Corporation is hereby created and established and authorized to be issued, and the designation and amount thereof and the voting powers, preferences and relative, participating and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1. Designation: Amount, Series and Ranking. The series of preferred stock created hereby shall comprise 333-1/3 shares of 7-1/4% Cumulative Preferred Stock, Series 1992-A, without par value, and a stated value of $300,000 per share (referred to as the "Preferred 1992-A"). The Preferred 1992-A shall rank on a parity with the shares of the Exchangeable Money Market Cumulative Preferred Stock, Series A ("Series A MMP") and shares of the Exchangeable Money Market Cumulative Preferred Stock, Series B (the "Series B MMP", together with the Series A MMP, the "Money Market Preferred") as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and shall rank prior to the Corporation's Common Stock.

     2. Dividends. (a) The holders of shares of the Preferred 1992-A shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors of the Corporation, out of assets legally available for the purpose, at the rate determined as provided below. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable quarterly in arrears, on the fifteenth day of February, May, August and November in each year (commencing August 15, 1992) to Holders of record on the last business day of the preceding month. The regular quarterly dividend periods shall commence on the first day of February, May, August and November. Dividends accruing from August 1, 1997, to the mandatory redemption date of August 15, 1997, will be paid to Holders of the Preferred 1992-A who are entitled to receive the mandatory redemption price.

     Dividends on the Preferred 1992-A for all quarterly dividend periods will be payable at the rate of 7.25% per annum, applied to the stated value of $300,000 per share of Preferred 1992-A. The amount of dividends payable on each share of Preferred 1992-A for each full quarterly dividend period shall be computed by dividing the dividend rate by four and applying the dividend rate to the stated value of $300,000 per share. The amount of dividends payable for the initial dividend period and any dividend period shorter than a full quarterly dividend period shall be computed on the basis of 30-day months and a 360-day year, and, in the case of an incomplete month, the actual number of days elapsed in that month.

     (b)(i) No dividends shall be declared or paid or set apart for payment on the shares of the Preferred 1992-A for any period unless dividends (whether full or pro rata) have been or contemporaneously are declared or paid or set apart for payment on shares of preferred stock ranking on a parity with the Preferred 1992-A as to payment of dividends, and no dividend shall be declared or paid or set apart for payment on the shares of preferred stock ranking on a parity with the Preferred 1992-A as to payment of dividends for any period unless dividends (whether full or pro rata) have been or contemporaneously are declared or paid or set apart for payment on the Preferred 1992-A, through the most recent applicable dividend payment dates for such shares of preferred stock and the Preferred 1992-A. Holders of Preferred 1992-A shall be entitled to receive dividends before any dividends are declared or paid or set apart for payment upon the Corporation's Common Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of Preferred 1992-A which may be arrears.

     (ii) The Corporation shall have the right to purchase or otherwise acquire any shares of Preferred 1992-A , shares of its Common Stock or shares of any other series of preferred stock in the open market at any price so long as the Corporation is current in the payment of dividends on the shares of the Preferred 1992-A. Any shares of Preferred 1992-A purchased or otherwise acquired by the Corporation shall not be resold and shall be retired and canceled, and shall be restored to the status of authorized but unissued shares of the class of the Corporation's preferred stock without designation as to series, and may thereafter be issued as new preferred stock.

     3. Mandatory Redemption. On August 15, 1997, to the extent funds are legally available therefor, the Corporation shall redeem all of the outstanding shares of Preferred 1992-A at a redemption price of $300,000 per share plus an amount equal to accrued and unpaid dividends to the date of mandatory redemption. The Preferred 1992-A shall not be redeemable at the option of the Corporation prior to August 15, 1997.

     If funds required for the mandatory redemption of all of the shares of Preferred 1992-A are not available on the mandatory redemption date, the Preferred 1992-A shall remain outstanding until such time as funds are legally available for payment of the redemption price. If payment of the redemption price is not made when due, dividends will continue to accrue on the Preferred 1992-A until funds are available for payment of the redemption price and such redemption price is paid.

     Notice of mandatory redemption shall be mailed by first class mail, postage prepaid, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock books of the Corporation. Such notice shall be so mailed not less than 30 nor more than 45 days prior to the date fixed for redemption. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares of Preferred 1992-A are to be surrendered for payment of the redemption price and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

     If notice of redemption has been given under this Section 3, from and after the redemption date for the shares of Preferred 1992-A called for redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the shares of Preferred 1992-A so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the notice shall so state), the redemption price set forth above shall be paid by the Transfer Agent (or by such other bank or trust company designated by the Board of Directors) to the Holders of the shares of Preferred 1992-A subject to redemption.

     4.  Liquidation Rights.  (a)   In the event of any voluntary
or involuntary liquidation, dissolution or winding up of the Corporation, Holders of Preferred 1992-A shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before any distribution of assets is made to holders of the Common Stock or on any other class of stock ranking junior to the shares of Preferred 1992-A upon liquidation, a liquidating distribution in the amount of $300,000 per share plus an amount equal to accrued and unpaid dividends for the then current dividend period and all dividend periods prior thereto. Unless and until payment in full has been made to Holders of the Preferred 1992-A of the liquidating distributions to which they are entitled as provided in this Section 4, no liquidating distributions shall be made to holders of the Common Stock or any stock ranking junior to the shares of Preferred 1992-A as to such distribution of assets. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the preceding sentence, Holders (in their capacity as such Holders) shall not be entitled to any further participation in any distribution of assets of the Corporation.

     (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.

     (c) If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Preferred 1992-A pursuant to Section 4(a) above are not paid in full, the Holders of the Preferred 1992-A shall share ratably in any such distribution with all holders of shares of other preferred stock ranking on a parity with the shares of Preferred 1992-A as to the distribution of assets, in proportion to the full distributable amounts to which holders of all such parity shares are entitled upon such distribution of assets.

     5. Voting Rights. Except as otherwise required by applicable law and by Article IV of the Corporation's Restated Certificate of Incorporation, Holders of the Preferred 1992-A shall have no voting rights, either general or special, other than those set forth below:

     (a) If at the time of any annual meeting of stockholders for the election of directors of the Corporation, the Corporation shall have failed to pay any six quarterly accrued dividends (which shall be deemed to include dividends in respect of a number of non-quarterly dividend periods containing not less than 540 days), whether consecutive or not, payable upon the Preferred 1992-A, the Money Market Preferred or any series of preferred stock of the Corporation ranking on a parity with the Preferred 1992-A, either as to payment of dividends or distribution of assets and upon which is granted the right to vote together with such Preferred 1992-A and Money Market Preferred as a single class on the election of directors (collectively the "Voting Parity Preferred Stock"), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Voting Parity Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of the Common Stock and any other class of capital stock of the Corporation that is not Voting Parity Preferred Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until such time as all dividends accumulated on such shares of Voting Parity Preferred Stock of any and all series shall have been paid in full, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent failure to pay such six quarterly accrued dividends. Upon any such termination of the right of the holders of shares of Voting Parity Preferred Stock to vote as a class for directors as herein provided, the term of office of each director then in office elected by such holders voting as a class (herein called a "Preferred Director") shall terminate immediately.

     (b) Removal of Preferred Directors. Preferred Directors shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of record of a majority of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class, without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Voting Parity Preferred Stock called for such purpose. So long as the right to elect Preferred Directors by the holders of the Voting Parity Preferred Stock shall exist
(A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clauses (B)) by a person appointed by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and
(B) in the case of the removal of any Preferred Director, the vacancy may be filled by a person elected by the vote of the holders of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted or at any subsequent meeting. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the right to elect Preferred Directors by the holders of the Voting Parity Preferred Stock no longer exists, the term of office of the Preferred Directors shall end and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

     (c) Right to Vote in Certain Events. (i) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Preferred 1992-A, the Money Market Preferred and any other shares of preferred stock which may hereafter be issued and rank on a parity with the Preferred 1992-A, either as to payment of dividends or the distribution of assets, and upon which are conferred the right to vote together with the Preferred 1992-A and Money Market Preferred as a single class on the matters set forth in subparagraphs (i) and (ii) of this Section 5(c) (the "Parity Stock"), at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Preferred 1992-A, Money Market Preferred and the Parity Stock shall vote together as a single class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of preferred stock) which would adversely affect the preferences, powers, rights or privileges of the Preferred 1992-A, Money Market Preferred and the Parity Stock; provided, however, that if any such amendment, alteration or repeal would adversely affect the preferences, powers, rights or privileges of one or more but not all of the Money Market Preferred, Preferred 1992-A and the Parity Stock, then only the vote or consent of the outstanding shares of all series of the Money Market Preferred, Preferred 1992-A and the Parity Stock so affected, voting as a single class, shall be required; provided, further, that any increase or decrease in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares or issued shares of Preferred 1992-A, Money Market Preferred or the Parity Stock or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred 1992-A, Money Market Preferred and the Parity Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect the preference, powers, rights or privileges of the Preferred 1992-A, Money Market Preferred and the Parity Stock; and

     (ii) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Preferred 1992-A, Money Market Preferred and the Parity Stock, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Preferred 1992-A, Money Market Preferred and Parity Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issuance of any shares of any class of stock of the Corporation ranking prior to the shares of the Preferred 1992-A, Money Market Preferred and the Parity Stock as to payment of dividends or distribution of assets, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

     (d) No Right to Vote in Certain Events. With respect to any right of the Holders of shares of Preferred 1992-A to vote on any matter, whether such right is created by this Certificate of Designation, Preferences and Rights, by applicable law or otherwise, no Holder of any share of Preferred 1992-A shall be entitled to vote and no share of Preferred 1992-A shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or of shares deemed outstanding for quorum purposes, as the case may be, such share is held beneficially or of record by the Corporation.

     In accordance with the provisions set forth herein, each Holder of the Preferred 1992-A shall be entitled to one vote for each share of Preferred 1992-A beneficially owned by such Holder on the appropriate record date.

     6. Exclusive Remedy. In the event that dividends are not timely declared on the shares of Preferred 1992-A, the exclusive remedy of the Holders against the Corporation shall be as set forth in this Certificate of Designation, Preferences and Rights and in no event shall Holders of such shares have any right to maintain a suit or proceeding against the Corporation in respect of such dividends or damages for the failure to receive the same or resulting from such noncompliance.

     7. Definitions. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:

     "Common Stock" means all shares now or hereafter issued of any class of common stock of the Corporation presently authorized and any other shares of stock into which such stock may hereinafter be changed from time to time.

     "Holder" means the holder of shares of the Corporation's
Preferred 1992-A as the same appears on the stock books of the Corporation.

     "Transfer Agent" means Mellon Bank, N.A., unless or until another bank or trust company has been appointed as such by a resolution of the Board of Directors of the Corporation."

     IN WITNESS WHEREOF, HOUSEHOLD FINANCE CORPORATION, has caused this Certificate to be made under the seal of the Corporation and signed by J.W. Hoff, its Vice President-Finance, and attested by J.W. Blenke, its Assistant Secretary, this 9th day of July, 1992.


                               HOUSEHOLD FINANCE CORPORATION

                               By:  /s/ Joseph W. Hoff
                                    ---------------------
                                    Vice President-Finance
(Corporate Seal)

ATTEST:

By:  /s/ John W. Blenke
     -------------------
     Assistant Secretary

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